Exhibit 4.2

AMENDMENT NO. 1

TO THE

INSMED INCORPORATED 2019 INCENTIVE PLAN

May 12, 2020

WHEREAS, Insmed Incorporated (the “Company”) sponsors and maintains the Insmed Incorporated 2019 Incentive Plan (the “Plan”);

WHEREAS, Section 18 of the Plan reserves to the Board of Directors of the Company (the “Board”) the right to amend the Plan from time to time; and

WHEREAS, the Board desires to amend the Plan in the manner hereinafter provided, subject to approval by the Company’s shareholders.

NOW, THEREFORE, the Plan is amended as follows, effective as of the date of approval by the Company’s shareholders:

1.	The reference to “3,500,000” in Section 5(a) of the Plan is hereby amended and replaced with “8,000,000”.

2.	The reference to “3,500,000” in Section 5(c) of the Plan is hereby amended and replaced with “8,000,000”.

3.	This Amendment shall be and is hereby incorporated in, and forms a part of, the Plan. All other terms and provisions of the Plan shall remain unchanged except as specifically modified by this Amendment. The Plan, as amended by this Amendment, is hereby ratified and confirmed.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned officer hereby certifies that the foregoing amendment to the Plan was duly adopted by the Board.

INSMED INCORPORATED

By:	/s/ Christine Pellizzari
	Name:	Christine Pellizzari
	Title:	Chief Legal Officer and Corporate Secretary